Exhibit 99.1

PRESS RELEASE

Company Contact:	Investor Contact:
Jennifer Crane	Mark Hood
Crossroads Systems	Crossroads Systems
ir@crossroads.com	ir@crossroads.com
512.928.6897	512.928.7330

Press Contact:
Matthew Zintel
Zintel Public Relations
matthew.zintel@zintelpr.com
281.444.1590

FOR IMMEDIATE RELEASE

Crossroads Systems Files to Appeal Recent Patent Decisions

AUSTIN, Texas, March 31, 2016 – Crossroads Systems, Inc. (NASDAQ: CRDS) today announced that it has filed an appeal with the United States Court of Appeals for the Federal Circuit related to the Final Written Decisions regarding IPRs 2014-01226, 2014-01463, 2014-01544, and the IPRs joined to those proceedings (IPRs 2014-00825, 2014-00854, and 2014-00852, respectively). On January 29, 2016, and March 17, 2016, the Patent Trial and Appeal Board (“PTAB”) of the United States Patent and Trademark Office issued decisions in these inter partes review proceedings (“IPR”) initiated against U.S. Patent Nos. 6,425,035, 7,051,147, and 7,934,041 related to technology Crossroads considers fundamental to secure and efficient access to network storage systems.

The IPRs challenged the validity of these patents in response to Crossroads’ lawsuits alleging patent infringement by Cisco and others, and the decisions stated that all patent claims subject to the IPRs are unpatentable. The issues on appeal include, but are not limited to, the Patent Trial and Appeal Board’s application and use of the broadest reasonable interpretation standard, claim construction, determination of unpatentability of all claims of these patents under 35 U.S.C. § 103, any finding or determination supporting or related to those issues, as well as all other issues decided adversely to Crossroads in any orders, decisions, rulings, and opinions.

These appeals, along with the ones previously announced on February 22, 2016, address all the IPRs that were filed and decided against Crossroads’ patents.

About Crossroads Systems

Crossroads Systems, Inc. (NASDAQ: CRDS) is an intellectual property licensing company headquartered in Austin, Texas. Founded in 1996 as a product solutions company, Crossroads created some of the storage industry’s most fundamental patents and has licensed patents to more than 50 companies since 2000. Visit www.crossroads.com.

Important Cautions Regarding Forward-Looking Statements  This press release includes forward-looking statements that relate to the business and expected future events or future performance of Crossroads Systems, Inc. and involve known and unknown risks, uncertainties and other factors that may cause its actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Words such as, but not limited to, “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “targets,” “likely,” “will,” “would,” “could,” and similar expressions or phrases identify forward-looking statements. Forward-looking statements include, but are not limited to, statements about Crossroads Systems’ ability to implement its business strategy,, changes in the fair value of its derivative instruments and its ability to achieve or maintain profitability. The future performance of Crossroads Systems may be adversely affected by the following risks and uncertainties: variations in quarterly results,, the ability to obtain, maintain or protect patent and other proprietary intellectual property rights, developments in litigation to which we may be a party, technological change in the industry, future capital requirements, regulatory actions or delays and other factors that may cause actual results to be materially different from those described or anticipated by these forward-looking statements. For a more detailed discussion of these factors and risks, investors should review Crossroads Systems’ reports on Form  10-K, Form 10-Q, Form 8-K and other reports filed with the Securities and Exchange Commission, which can be accessed through the SEC’s website or by clicking “SEC Filings” on the Company’s Investor Relations website at http://investors.crossroads.com. Forward-looking statements in this press release are based on management’s beliefs and opinions at the time the statements are made. All forward-looking statements are qualified in their entirety by this cautionary statement, and Crossroads Systems undertakes no duty to update this information to reflect future events, information or circumstances.

©2016 Crossroads Systems, Inc., Crossroads and Crossroads Systems are registered trademarks of Crossroads Systems, Inc. All trademarks are the property of their respective owners. All specifications are subject to change without notice.